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                                 EXHIBIT 24.2
                                 ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of Candela Corporation on Form S-8 of our report dated July 29, 1998, except for the information in the first paragraph of Note 6, for which the date is August 7,1998, on our audits of the consolidated financial statements and financial statement schedule of Candela Corporation as of June 27, 1998 and June 28, 1997, and for each of the three years in the period ended June 27, 1998, which report is included in the Annual Report on Form 10-K of Candela Corporation for the year ended June 27, 1998.



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                                   PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
October 1, 1999